EXHIBIT 15.1
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                    RE: REXEL, INC. REGISTRATION ON FORM S-8
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We are aware that our report dated April 18, 1997 on our review of the condensed consolidated balance sheet of Rexel, Inc. as of March 31, 1997, and the related condensed consolidated statements of income and cash flows for the three-month periods ended March 31, 1997 and 1996 included in the Company's Form 10-Q for the quarter ended March 31, 1997 is incorporated by reference in Registration No. 33-32648 on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




COOPERS & LYBRAND L.L.P.




Miami, Florida
April 18, 1997